Exhibit 99.1

November 3, 2022

Guggenheim Securities, LLC
As Representative of the several
Underwriters referred to below

c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017

Rain Therapeutics Inc. - Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by Rain Therapeutics Inc., a Delaware corporation (the “Company”), of shares of its common stock, $0.001 par value (the “Stock”), pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into between the Company and Guggenheim Securities, LLC (“Guggenheim”), as representative of the several underwriters named therein (the “Underwriters”).

In order to induce you and the other Underwriters to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Guggenheim, during the period from the date hereof until the earlier of (i) December 31, 2022 or (ii) the date of public announcement by the Company of topline data from its Phase 3 MANTRA trial (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of, any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.

The foregoing restrictions in this Agreement shall not apply to:

(a)	the transfer of Relevant Securities (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession, (iii) to a Family Member (as defined below), (iv) to a trust for the direct or indirect benefit of the undersigned and/or one or more Family Members, (v) by operation of law, including pursuant to a domestic order, divorce settlement, divorce decree, separation agreement or pursuant to an order of a court of competent jurisdiction enforcing such agreement, (vi) to a charitable trust, (vii) to a corporation, limited liability company, partnership or other entity wholly owned by the undersigned and/or one or more Family Members, (viii) to the undersigned’s direct or indirect affiliates or to any investment fund or other entity controlled or managed by, controlling or managing, or under common control with, the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund or any other funds managed by such partnership), or (ix) if the undersigned is a trust, to the beneficiary of such trust;

(b)	the transfer of Relevant Securities (i) as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards by the undersigned existing as of the date of the final prospectus supplement, (ii) pursuant to a net exercise or cashless exercise (to satisfy exercise price or related withholding obligations) by the undersigned of outstanding equity awards existing as of the date of the final prospectus supplement, provided that any shares of Stock acquired upon the net exercise or cashless exercise of equity awards described in this clause (b) shall be subject to the restrictions set forth in this Agreement, or (iii) transfers of the Relevant Securities to the Company by an executive officer upon death, disability or termination of employment, in each case, of such executive officer;
(c)	distributions of Relevant Securities to partners, members or stockholders of the undersigned;
(d)	transactions relating to Relevant Securities acquired in the Offering or in open market transactions after the closing of the Offering; and
(e)	the transfer of Relevant Securities pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Relevant Securities in connection with such transaction, or vote any Relevant Securities in favor of any transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Agreement; and
(f)	transactions pursuant to any contract, instruction or plan (a “Trading Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act that has been entered into by the undersigned prior to the date of this Agreement, provided, that the existence of such Trading Plan was communicated to the Representatives and such Trading Plan will not be amended or otherwise modified during the Lock-Up Period.

It shall be a further condition to any transfer or distribution pursuant to the preceding clauses (a), (b), (c), or (d) that no public disclosure or filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the Lock-Up Period or the filing of a required Schedule 13F or 13G, or, with respect to clauses (a), (b), (c) or (f), any filings required under Section 16 of the Exchange Act, provided that such Section 16 filings shall clearly indicate in the footnotes thereto the nature of the transfer).

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It shall be a condition to any transfer or distribution pursuant to each of the preceding clauses (a) or (c) that (x) any such transfer shall not involve a disposition for value and (y) each resulting transferee or donee of Relevant Securities executes and delivers to you an agreement satisfactory to you in which such transferee agrees to be bound by the terms of this Agreement for the remainder of the Lock-Up Period.

For purposes of this Agreement, the term “Family Member” shall mean any relationship by blood, domestic partnership, marriage or adoption not more remote than first cousin.

In addition, the restrictions described in this Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that the Company directors and officers may enter into such trading plans from time to time.

Furthermore, the undersigned may, without the prior written consent of Guggenheim, (i) exercise any option to purchase shares of common stock granted under any stock incentive plan or stock purchase plan of the Company [or convert any outstanding shares of common stock into shares of non-voting common stock],1 provided that the underlying shares of common stock shall continue to be subject to the restrictions on transfer set forth in this Agreement and (ii) transfer or surrender to the Company of shares of common stock pursuant to any contractual arrangement that provides the Company with an option to repurchase such shares of common stock in connection with the termination of the undersigned’s employment or other service relationship with the Company, provided that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (ii) and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or surrender.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Guggenheim, during the Lock-Up Period the undersigned (x) will not file or participate in the filing with the U.S. Securities and Exchange Commission (the “SEC”) of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus supplement or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

1 This bracketed language is not included in Dr. Hrustanovic’s Lock-Up Agreement

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It is understood that, if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, or (iv) the closing of the Offering pursuant to the Underwriting Agreement has not occurred by December 31, 2022, the undersigned will be released from its obligations under this Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

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This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by electronic or facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:
Name:
Title:

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